UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 13, 2007

LEGGETT & PLATT, INCORPORATED

(Exact name of registrant as specified in its charter)

Missouri	001-07845	44-0324630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 1 Leggett Road, Carthage, MO	64836
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 417-358-8131

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.

On November 13, 2007, the Company’s Board of Directors approved a new strategic plan. As part of the strategic plan, the Company will manage its business units as a portfolio with different roles (Grow, Core, Fix or Divest) for each business unit based upon competitive advantages, strategic position and financial health. The Company is implementing a much more rigorous strategic planning process, in part to continually assess each business unit’s role in the portfolio. After significant study, the Company intends to eliminate approximately $1.2 billion of its revenue base. This includes the anticipated divestiture of some operations, the pruning of some business and the closure of certain underperforming plants (“Exit Activities”).

The largest portion (approximately $900 million in revenue) of the Exit Activities is the anticipated divestiture of the Company’s Aluminum Products segment and six additional business units. The Company expects that the divestitures will generate about $400 million of after-tax proceeds. In addition to these divestitures, the Company anticipates pruning approximately $100 million (or approximately 20%) of the Store Fixture business unit’s least profitable revenue. This unit was placed in the Fix category and given a 12-month deadline by which we anticipate its after-tax return should reach at least cost of capital levels. This unit will close four facilities. Finally, several Grow and Core business units, though otherwise healthy, contain individual plants operating at unacceptable profit levels. The Company anticipates the closure or disposition of a number of these unprofitable facilities, and an ensuing reduction in revenue of approximately $200 million. The Company anticipates that the Exit Activities will be completed by the end of 2008.

In conjunction with the approval of the new strategic plan on November 13, 2007, the Board concluded that it will likely incur costs and impairment charges associated with the Exit Activities, including employee termination costs, contract termination costs, asset impairment charges (including property, plant and equipment, goodwill and other intangibles), inventory obsolescence charges and other associated costs (primarily plant closure and asset relocation.) At this time, the Company is unable to make a good faith estimate of (i) the amount or range of amounts of each major type of cost and asset impairment charge that will be incurred, and (ii) the amount or range of amounts of costs and asset impairment charges that will result in future cash expenditures. However, the Company preliminarily expects that the total costs and asset impairment charges associated with the Exit Activities will be between $150-300 million, and that virtually all of the costs and charges will be non-cash.

When the Company is able to make a good faith estimate of the amount or range of amounts of each major type of cost and asset impairment charge, and the amount or range of amounts of costs and impairment charges that will result in future cash expenditures, it will file an amendment to this Current Report on Form 8-K and disclose the estimates. Also, once the Company obtains more information, it will disclose a more narrow range of the estimated total costs and asset impairment charges associated with the Exit Activities.

Forward Looking Statements

This Current Report on Form 8-K and our other public disclosures, whether written or oral, may contain “forward-looking” statements including, but not limited to, the estimates of the amounts and timing of costs and charges resulting from the Exit Activities; the number and nature of business units to be divested; the amount of revenue reduced as a result of the Exit Activities; the timing of and amount of proceeds anticipated to be generated from the divestitures; and the underlying assumptions relating to the forward-looking statements. These statements are identified either by the context in which they appear or by use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intends,” “may,” “plans,” “should” or the like. All such forward-looking statements, whether written or oral, and whether made by us or on our behalf, are expressly qualified by the cautionary statements described in this provision.

Any forward-looking statement reflects only the beliefs of the Company or its management at the time the statement is made. Because all forward-looking statements deal with the future, they are subject to risks, uncertainties and developments which might cause actual events or results to differ materially from those envisioned or reflected in any forward-looking statement. Moreover, we do not have, and do not undertake, any duty to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement was made. For all of these reasons, forward-looking statements should not be relied upon as a prediction of actual future events, objectives, strategies, trends or results.

It is not possible to anticipate and list all risks, uncertainties and developments which may affect the future operations or performance of the Company, or which otherwise may cause actual events or results to differ from forward-looking statements. However, some of these risks and uncertainties include the following:

•

the preliminary nature of the estimates related to the Exit Activities, and the possibility they may change as the Company’s analysis develops, additional information is obtained, and the Company’s efforts to divest the businesses progresses;

•	our ability to timely implement the strategic plan in a manner that will positively impact our financial condition and results of operation;

•	the impact of the strategic plan on the Company’s relationships with its employees, its major customers and vendors;

•	our ability to dispose of assets pursuant to the strategic plan and obtain expected proceeds;

•	our ability to improve operations and realize cost savings;

•	factors that could impact costs, including the availability and pricing of steel rod and scrap and other raw materials, the availability of labor, wage rates and energy costs;

•	our ability to pass along raw material cost increases to our customers;

•	price and product competition from foreign (particularly Asian) and domestic competitors;

•	a significant decline in the long-term outlook for any given reporting unit that could result in goodwill impairment;

•	future growth of acquired companies;

•	our ability to bring start up operations on line as budgeted in terms of expense and timing;

•	litigation risks;

•

risks and uncertainties that could affect industries or markets in which we participate, such as growth rates and opportunities in those industries, changes in demand for certain products, or trends in business capital spending;

•

changes in competitive, economic, legal and market conditions and related factors, such as the rate of economic growth in the United States and abroad, inflation, currency fluctuation, political risk, U.S. or foreign laws or regulations, interest rates, housing turnover, employment levels, consumer sentiment, taxation and the like.

Item 2.06 Material Impairments.

The information contained in Item 2.05 relating to asset impairment charges is incorporated into this Item 2.06 by reference.

Item 7.01 Regulation FD Disclosure.

On November 13, 2007, the Company issued a press release announcing a new strategic plan, which among other things, is designed to: (i) change its primary strategic objective from sales growth to Total Shareholder Return; (ii) re-align its portfolio to concentrate on businesses with competitive advantages and financial health; (iii) eliminate over one-fifth of the Company’s portfolio, including the Aluminum Products segment; (iv) improve Free Cash Flow by reducing capital expenditures, engaging in fewer acquisitions, and enhancing return on assets; and (v) increasing the annual dividend by 39% from the current rate of $.72 per year to $1.00 per year. The press release is attached as Exhibit 99.1 and incorporated by reference.

“Total Shareholder Return” equals the change in stock price plus dividends received, divided by the beginning stock price. “Free Cash Flow” equals earnings before interest, taxes, depreciation and amortization, minus income taxes paid, minus capital expenditures, plus or minus the change in working capital, minus acquisitions, plus the proceeds from the sale of assets.

The Company has the authority from the Board of Directors to repurchase 10 million shares each calendar year. On November 13, 2007, the Board accelerated to November 15, 2007 the date on which the Company may commence purchasing the 10 million shares authorized for the 2008 calendar year. No specific repurchase schedule has been established. The timing and amount of shares repurchased will depend upon the availability of cash, market conditions and other factors.

The Company announced that it will discuss the strategic plan at an investor day presentation on November 14, 2007 at 7:30 a.m. Central (8:30 a.m. Eastern). The webcast (and related slide presentation) can be can be accessed (live or replay) from the Investor Relations section of the Company’s website at www.leggett.com. Attached as Exhibit 99.2 and incorporated by reference are the slides to be used at the investor day presentation.

The information in this Item 7.01 and Exhibits 99.1 and 99.2 shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of such section, nor shall such information or exhibits be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

On November 13, 2007, the Board of Directors authorized a 39% increase to the dividend, moving the annual rate to $1.00 per share (from the current $.72). The new $.25 quarterly dividend will be paid in January to shareholders of record as of December 14, 2007.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release dated November 13, 2007

99.2	Leggett & Platt, Incorporated Slide Presentation for Investor Day, dated November 14, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGGETT & PLATT, INCORPORATED

Date: November 13, 2007	By:	/s/ Ernest C. Jett
Ernest C. Jett
Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release dated November 13, 2007

99.2	Leggett & Platt, Incorporated Slide Presentation for Investor Day, dated November 14, 2007